Filed pursuant to Rule 424(b)(5)

of the Securities Act of 1933

No. 333-180390

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 26, 2012)

US$500,000,000

Province of New Brunswick

(Canada)

2.500% Bonds due December 12, 2022

We will pay interest on the 2.500% Bonds due December 12, 2022 (the “Bonds”) at the rate of 2.500% per year. Interest will be paid on June 12 and December 12 of each year, beginning June 12, 2018. The Bonds will mature on December 12, 2022.  Interest will accrue from December 12, 2017.  We may not redeem the Bonds before maturity, unless specified events occur involving Canadian taxation.

Application will be made for the Bonds to be admitted to the Official List of the Luxembourg Stock Exchange and for such Bonds to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF Market”). The Euro MTF Market is not a regulated market for purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC). Unless the context otherwise requires, references in this Prospectus Supplement to the Bonds being “listed” shall mean that the Bonds have been admitted to trading on the Euro MTF Market and have been admitted to the Official List of the Luxembourg Stock Exchange. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the Euro MTF Market on or as soon as possible after the closing of the issue. We cannot guarantee that these applications will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

Investing in the Bonds involves risks. See “Risk Factors” beginning on page S-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement dated December 5, 2017 (the “Prospectus Supplement”) and the accompanying base prospectus that became effective on June 26, 2012 (the “Base Prospectus”). Any representation to the contrary is a criminal offense.

	Per Bond	Total
Public Offering Price(1)	99.799%	US$	498,995,000
Underwriting Discount	0.175%	US$	875,000
Proceeds, before expenses, to New Brunswick(1)	99.624%	US$	498,120,000

_________________

(1) Plus accrued interest, if any, from and including December 12, 2017, if settlement occurs after that date.

This prospectus supplement is not an approved prospectus pursuant to Directive 2003/71/EC, as amended (the “Prospectus Directive”). In the European Economic Area (the “EEA”), the bonds may only be offered to qualified investors (as defined in the Prospectus Directive).

We expect that the Bonds will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including CDS Clearing and Depository Services Inc., Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about December 12, 2017.

_________________

BMO Capital Markets	RBC Capital Markets	Scotiabank	TD Securities

_________________

BofA Merrill Lynch	CIBC Capital Markets	National Bank of Canada Financial Markets

The date of this Prospectus Supplement is December 5, 2017

Capitalized terms used but not defined herein have the meanings given to them in the Base Prospectus. The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of New Brunswick.

References in this Prospectus Supplement to the EEA and Member States of the EEA are to the member states of the European Union together with Iceland, Norway and Liechtenstein.

References in this Prospectus Supplement to “$” and “Canadian dollars” are to lawful money of Canada and “US$” and “U.S. dollars” are to lawful money of the United States of America. The closing exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on December 5, 2017 was approximately $1.00 = US$0.7886.

We expect that delivery of the Bonds will be made against payment therefor on or about the date specified on the cover page of this Prospectus Supplement, which is five business days following the date of pricing of the Bonds (such settlement cycle being herein referred to as “T+5”). You should note that purchasers trading the Bonds prior to settlement may need to specify an alternate settlement cycle. See “Underwriting.”

This Prospectus Supplement does not constitute or form part of any offer or invitation to sell these Bonds and is not soliciting any offer to buy these Bonds in any jurisdiction where such offer or sale is not permitted. The distribution of this Prospectus Supplement and the Base Prospectus and the offering of the Bonds in certain jurisdictions may be restricted by law. In particular, in the case of offers in the EEA, the Bonds may only be offered or sold, directly or indirectly in circumstances that will not result in a requirement for us, the underwriters or any other person to publish a prospectus pursuant to the Prospectus Directive. Persons in whose possession this Prospectus Supplement and the Base Prospectus come should inform themselves about and observe any such restrictions. This Prospectus Supplement and the Base Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The Bonds are not intended, from January 1, 2018, to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (“IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation from and after January 1, 2018.

In connection with the issue of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the relevant underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this Prospectus Supplement together with the Base Prospectus. The Base Prospectus contains or incorporates by reference information about us and other matters, including a description of some of the terms of our Bonds, and should be read together with this Prospectus Supplement. We have not, and the underwriters have not, authorized anyone to provide any information other than that incorporated by reference or contained in the Base Prospectus or this Prospectus Supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that persons other than those authorized by us may give you. Before making an investment decision, you should consult your legal and investment advisors regarding any restrictions or concerns that may pertain to you and your particular jurisdiction. You may assume that the information appearing in this Prospectus Supplement and the Base Prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate in all material respects as of the date on the front cover of this Prospectus Supplement or the date of the incorporated document only, regardless of the time of delivery of this Prospectus Supplement or the Base Prospectus or any sale of the Bonds.

We are not, and the underwriters are not, making an offer to sell these Bonds or seeking offers to buy these Bonds in any jurisdiction where the offer or sale is not permitted.

We have filed a registration statement with the SEC covering the portion of the Bonds to be sold in the United States or in circumstances where registration of the Bonds is required. For further information about us and the Bonds, you should refer to our registration statement and its exhibits. This Prospectus Supplement and the accompanying Base Prospectus summarize material provisions of the agreements and other documents that you should refer to. Since the Prospectus Supplement and the accompanying Base Prospectus may not contain all of the information that you may find important, you should review the full text of these documents and the documents incorporated by reference in them.

We file reports and other information with the SEC in the United States. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room and the applicable copy charges. Information filed by the Province is also available from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

FORWARD-LOOKING STATEMENTS

The following documents relating to the Province’s securities offered by this Prospectus Supplement may contain forward-looking statements:

•	this Prospectus Supplement;

•	the Base Prospectus; and

•	the documents incorporated by reference into this Prospectus Supplement and the Base Prospectus.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We caution you that actual results may differ materially from those contained in any forward-looking statements.

SUMMARY OF THE OFFERING

This summary must be read as an introduction to this Prospectus Supplement and the Base Prospectus, and any decision to invest in the Bonds should be based on a consideration of this Prospectus Supplement and the Base Prospectus as a whole, including the documents incorporated by reference.

Issuer:	The Province of New Brunswick.

Aggregate principal amount:	US$500,000,000

Interest rate:	2.500% per year.

Maturity date:	December 12, 2022.

Interest payment dates:	June 12 and December 12 of each year, commencing June 12, 2018. Interest will accrue from December 12, 2017.

Ranking:	The Bonds will be our direct unsecured obligations and as among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Fund of the Province.

Redemption:	We may not redeem the Bonds prior to maturity, unless specified events occur involving Canadian taxation.

Proceeds:	After deducting the underwriting discount and our estimated expenses of US$223,450, our net proceeds will be approximately US$497.9 million.

Markets:	The Bonds are offered for sale in the United States, Canada, and those jurisdictions in Europe and Asia where it is legal to make such offers.

Listing:	We will apply to have the Bonds admitted to trading on the Euro MTF Market. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds admitted to the Official List of the Luxembourg Stock Exchange and to trading on the Luxembourg Stock Exchange’s Euro MTF Market on or as soon as possible after the closing of the issue. We cannot guarantee that the listing will be approved, and settlement of the Bonds is not conditional on obtaining the listing. The Euro MTF Market is not a regulated market for purposes of the Markets in Financial Instruments Directive. In certain circumstances, we may cease to maintain such listing and agree to use our reasonable efforts to obtain an alternative listing.

Form of bond and settlement:	The Bonds will be issued in the form of one or more fully registered permanent global bonds held in the name of Cede & Co., as nominee of The Depository Trust Company, known as DTC, and will be recorded in a register held by The Bank of New York Mellon, as Registrar. Beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may elect to hold interests in the global bonds through any of DTC, CDS Clearing and Depository Services Inc., known as CDS, or

Clearstream Banking, S.A., known as Clearstream, or Euroclear Bank SA/NV, known as Euroclear, if they are participants of such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC. Clearstream and Euroclear will hold interests as indirect participants of DTC.

Except in limited circumstances, investors will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered holders thereof under the fiscal agency agreement between the Province and the Bank of New York Mellon, relating to the Bonds (the “Fiscal Agency Agreement”).

Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000. Initial settlement for the Bonds will be made in immediately available funds. Principal of and interest on the Bonds are payable in U.S. dollars.

Withholding tax:	Principal of and interest on the Bonds are payable by us without withholding or deduction for Canadian withholding taxes to the extent permitted under applicable law, as set forth in this Prospectus Supplement. See “Description of Bonds — Payment of Additional Amounts”.

Risk Factors:	We believe that the following factors represent the principal risks inherent in investing in the Bonds: the Bonds may not be a suitable investment for all investors; there is no active trading market for the Bonds; the Bonds are subject to modification and waiver of conditions in certain circumstances; because the Bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us; the laws governing the Bonds may change; there is no active trading market for the Bonds; investors may be subject to exchange rate risks and exchange controls; legal investment considerations may restrict certain investments; and we have ongoing normal course business relationships with some of the underwriters and their affiliates that could create the potential for, or perception of, conflict among the interests of underwriters and prospective investors.

We may be contacted at the Province of New Brunswick, Department of Finance, Attention: Assistant Deputy Minister, Treasury Division, 675 King Street, 4th Floor, Chancery Place, P.O. Box 6000, Fredericton, New Brunswick, Canada E3B 5H1. Our telephone number is (506) 453-2515. Our fax number is (506) 453-2053.

USE OF PROCEEDS

After deducting the underwriting discount and our estimated expenses of US$223,450, our net proceeds will be approximately US$497.9 million. The net proceeds will be used to refinance existing indebtedness, including CAD$279.8 million principal amount of our 4.450% Bonds due March 26, 2018 (the “Existing Bonds”), and any remainder will be added to the Consolidated Fund of the Province to be used for general Provincial purposes.

RISK FACTORS

We believe that the following factors may be material for the purpose of assessing the market risks associated with the Bonds and the risks that may affect our ability to fulfill our obligations under the Bonds.

We believe that the factors described below represent the principal risks inherent in investing in the Bonds but we do not represent that the statements below regarding the risks of holding any Bonds are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this Prospectus Supplement and in the Base Prospectus (including any documents deemed to be incorporated by reference herein or therein) and reach their own views prior to making any investment decision.

The Bonds may not be a suitable investment for all investors

Each potential investor in the Bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Bonds, the merits and risks of investing in the Bonds and the information contained or incorporated by reference in the Base Prospectus, this Prospectus Supplement or any applicable supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Bonds and the impact the Bonds will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Bonds, including where the currency for principal or interest payments is different from the potential investor’s currency;

(iv)	understand thoroughly the terms of the Bonds and be familiar with the behavior of any relevant indices and financial markets; and

(v)	be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

There is no active trading market for the Bonds and an active trading market may not develop

The Bonds will be new securities which may not be widely distributed and for which there is currently no active trading market. If the Bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Investors may not be able to sell their Bonds at prices that will provide them with a yield comparable to similar investments that have a more highly developed secondary market. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the Euro MTF Market as soon as possible after the closing of the issue. We cannot guarantee that our application to list the Bonds will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

The Bonds are subject to modification and waiver of conditions in certain circumstances

The terms of the Bonds contain provisions for calling meetings of registered holders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all registered holders including registered holders who did not attend and vote at the relevant meeting and registered holders who voted in a manner contrary to the majority.

The terms of the Bonds also provide that the parties to the Fiscal Agency Agreement will be able to enter into agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects, or in all respects other than in respect of the date from which interest will accrue and the first interest payment date, and that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The terms of the Bonds also provide that the parties to the Fiscal Agency Agreement will be able to amend the Fiscal Agency Agreement and the Bonds without notice to or consent of the registered holders for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provisions therein, or effecting the issue of further bonds as described above or in any other manner the Province may deem necessary or desirable and which in the reasonable opinion of the parties to the Fiscal Agency Agreement will not adversely affect the interests of the registered holders.

Because the Bonds are held by or on behalf of DTC, investors will have to rely on its procedures for transfer, payment and communication with us

The Bonds will be issued in the form of one or more fully registered global bonds which will be deposited with DTC or its nominee. Except in limited circumstances, investors will not be entitled to receive Bonds in definitive form. DTC’s records will reflect only the identity of direct DTC participants to whose accounts the Bonds are credited. Direct and indirect participants in DTC will be responsible for keeping records of the beneficial ownership of Bonds on behalf of their customers. Investors will be able to trade their beneficial interests only through DTC and its direct and indirect participants.

We will discharge our payment obligations under the Bonds by making payments to DTC for distribution to its account holders. A holder of a beneficial interest in the Bonds must rely on the procedures of DTC or its participants to receive payments under the Bonds. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Bonds.

Holders of beneficial interests in the Bonds will not have a direct right to vote in respect of the Bonds. Instead, those holders will be permitted to act only to the extent that they are enabled by DTC to appoint proxies. Similarly, holders of beneficial interests in the Bonds will not have a direct right under the Bonds to take enforcement action against us in the event of a default under the Bonds.

The laws governing the Bonds may change

The terms of the Bonds are based on the laws of the Province of New Brunswick and the federal laws of Canada applicable thereto, as in effect on the date of this Prospectus Supplement. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the Province of New Brunswick or the federal laws of Canada applicable thereto or administrative practice after the date of this Prospectus Supplement.

Investors may be subject to exchange rate risks and exchange controls

We will pay principal and interest on the Bonds in U.S. dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than U.S. dollars. These include the risk that exchange rates may significantly change (including changes due to the devaluation or appreciation of the Investor’s Currency relative to the U.S. dollar) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the U.S. dollar would decrease (1) the Investor’s Currency-equivalent yield on the Bonds, (2) the Investor’s Currency-equivalent value of the principal payable on the Bonds and (3) the Investor’s Currency-equivalent market value of the Bonds.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisors to determine whether and to what extent (1) the Bonds are legal investments for it, (2) the Bonds can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Bonds. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of the Bonds under any applicable risk-based capital or similar rules. These restrictions may limit the market for the Bonds.

Our underwriters may have real or perceived conflicts of interest

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for us in the ordinary course of business and such activities could create the potential for or perception of conflict among the interests of the underwriters and prospective investors.

DESCRIPTION OF BONDS

General

Our 2.500% Bonds, due December 12, 2022, in the aggregate principal amount of US$500,000,000 will be issued under a Fiscal Agency Agreement dated as of December 12, 2017, between us and The Bank of New York Mellon, as registrar, fiscal agent, transfer agent and principal paying agent (the “Registrar”), which defines your rights as a holder of the Bonds.

The information contained in this section and in the Base Prospectus summarizes some of the terms of the Bonds and the Fiscal Agency Agreement. You should read the information set forth below together with the section “Description of Debt Securities” in the Base Prospectus, which summarizes the general terms of the Bonds and the Fiscal Agency Agreement. This Prospectus Supplement describes the terms of the Bonds in greater detail than the Base Prospectus and may provide information that differs from the Base Prospectus. If the information in this Prospectus Supplement differs from the Base Prospectus, you should rely on the information in this Prospectus Supplement. You should also read the Fiscal Agency Agreement and the exhibits thereto, including the form of Global Bonds (as defined below), for a full description of the terms of the Bonds. A copy of the Fiscal Agency Agreement and its exhibits will be available for inspection at our office.

References to principal and interest in respect of the Bonds shall be deemed also to refer to any Additional Amounts which may be payable as described below. See “Payment of Additional Amounts.”

Status of the Bonds

The Bonds will be our direct unsecured obligations and as among themselves will rank pari passu and be payable without any preference or priority. The Bonds will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Fund of the Province.

Form, Denomination and Registration

The Bonds will be issued in the form of one or more fully registered global bonds (“Global Bonds”) registered in the name of Cede & Co., as nominee of DTC, and held by The Bank of New York Mellon as custodian for DTC, or the DTC Custodian. Beneficial interests in the Global Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Bonds through any of DTC (in the United States), CDS (in Canada) or Clearstream or Euroclear (in Europe and in Asia) if they are participants of such systems, or indirectly through organizations which are participants in such systems. CDS will hold interests on behalf of its participants directly through its account at DTC and Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries (“U.S. Depositaries”), which in turn will hold such interests in customers’ securities accounts in the

U.S. Depositaries’ names on the books of DTC. Except in the limited circumstances described herein, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive form and will not be considered registered holders thereof under the Fiscal Agency Agreement. See “Title” and “Definitive Certificates.”

Bonds will only be sold in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000.

All Bonds will be recorded in a register maintained by the Registrar, and will be registered in the name of Cede & Co., for the benefit of owners of beneficial interests in the Global Bonds, including those beneficial owners which are participants of CDS, Clearstream and Euroclear.

The Registrar will not impose any fees in respect of the Bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Bonds; however, we may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in the Fiscal Agency Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith. In addition, owners of beneficial interests in the Global Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems. The Province and the fiscal agent will not be required to make any exchange of Bonds if, as a result thereof, we may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

Title

Subject to applicable law and the terms of the Fiscal Agency Agreement, we, the Registrar, and any paying agent appointed pursuant to the Fiscal Agency Agreement shall deem and treat the registered holders of the Bonds as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to or on the order of the registered holders shall be valid and effectual to discharge our liability and that of the Registrar in respect of the Bonds to the extent of the sum or sums so paid.

Interest

The Bonds will bear interest from and including December 12, 2017 at a rate of 2.500% per annum. Interest will be payable in two equal semi-annual installments in arrears on June 12 and December 12 of each year. Interest will be payable to the persons in whose name the Bonds are registered at the close of business on the preceding May 27 or November 27 (the regular record dates), as the case may be. Interest on the Bonds will cease to accrue on the date fixed for redemption or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on the Bonds shall bear interest at the rate of 2.500% per annum (before and after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Registrar and notice to that effect has been given in accordance with “Notices” below. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Yield

The yield, 2.543%, is calculated as the semi-annual expected return based on the cash flows of the Bonds assuming one continuous re-investment rate for periodic interest payments. The yield is calculated at the issue date on the basis of the initial public offering price. It is not an indication of future yield.

Payments

Principal of and interest on the Bonds (including Bonds in definitive form if issued in exchange for the Global Bonds as described under “Definitive Certificates”) are payable by us in such coin or currency of the United States as at the time of payment is legal tender for the payment of public or private debts to the persons in whose names the Bonds are registered on the record date preceding any interest payment date, the Maturity Date or the date of redemption, as the case may be. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system. The Registrar will act as our principal paying agent for the Bonds pursuant to the Fiscal Agency Agreement. The Registrar will pay amounts received from the Province directly to Cede & Co. Neither we nor the Registrar will have any responsibility or liability for any aspect of the records of DTC, CDS, Clearstream or Euroclear relating to, or payments made by DTC, CDS, Clearstream or Euroclear on account of, beneficial interests in the Global Bonds or for maintaining, supervising or reviewing any records of DTC, CDS, Clearstream or Euroclear relating to such beneficial interests. With respect to payments on Bonds issued in definitive form, see “Definitive Certificates”.

If any date for payment in respect of any Bond is not a business day, the registered holder thereof shall not be entitled to payment until the next following business day, and no further interest shall be paid in respect of the delay in such payment, unless such next following business day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding business day as if made on the date such payment was due. In this paragraph “business day” means a day other than a Saturday or Sunday on which banking institutions in the City of New York and the City of Toronto are not authorized or obligated by law or executive order to be closed. If the Bonds have been issued in definitive form and a date for payment is a business day but is a day on which any paying agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day other than a Saturday or Sunday on which banking institutions in such place of payment are not generally authorized or obligated by law or executive order to be closed, and no further interest shall be paid in respect of the delay in such payment.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a paying and transfer agent in Luxembourg.

Further Issues

We may, from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued subject to agreements supplemental to the Fiscal Agency Agreement.

Payment of Additional Amounts

All payments of, or in respect of, principal of and interest on the Bonds will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, we (subject to our right of redemption described herein) will pay to the registered holders of the Bonds such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of any such taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond presented for payment:

(a)	by or on behalf of a beneficial owner who is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such beneficial owner being connected with Canada otherwise than merely by the ownership of such Bond or receipt of income therefrom;

(b)	more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)	if the full amount of the monies payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such monies have been so received; or

(c)	as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Maturity, Redemption and Purchases

The principal amount of the Bonds shall be due and payable on December 12, 2022 (the “Maturity Date”). The Bonds are not redeemable prior to the Maturity Date unless specified events occur involving Canadian taxation as provided below.

The Bonds may be redeemed at our option in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders of Bonds in accordance with “Notices” below (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) we have paid or we will become obliged to pay Additional Amounts as provided or referred to in “Payment of Additional Amounts” above as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this Prospectus Supplement, and (b) such obligation cannot be avoided by our taking reasonable measures available to us, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Registrar a certificate signed by one of our officials stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred.

We may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract at any price and may or may not cause the Registrar to cancel any Bonds so purchased.

Definitive Certificates

No beneficial owner of Bonds will be entitled to receive Bonds in definitive form except in the limited circumstances described below.

If DTC notifies us that it is unwilling or unable to continue as depositary in connection with the Global Bonds or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary is not appointed by us within a reasonable period after receiving such notice or becoming aware that DTC is no longer so registered, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, the Global Bonds. We may also at any time and in our sole discretion determine not to have any of the Bonds held in the form of the Global Bonds and, in such event, we will issue or cause to be issued fully registered Bonds in definitive form upon registration of transfer of, or in exchange for, such Global Bonds.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a paying and transfer agent in Luxembourg. Payments of interest on fully registered Bonds in definitive form will be made by the Registrar by cheque or wire transfer in accordance with the Fiscal Agency Agreement. Fully registered Bonds in definitive form may be surrendered at the office of the paying agent for payment of principal at maturity or on the date fixed for redemption.

Modification

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by us on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein, or effecting the issue of further bonds as described under “Further Issues” above, or in any other manner which we may deem necessary or desirable and which, in our reasonable opinion, on the one hand, and that of the Registrar, on the other hand, will not adversely affect the interests of the holders of Bonds.

The Fiscal Agency Agreement will contain provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by us to the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Bonds (including the terms and conditions thereof). An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any interest payment date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” will be defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons being or representing registered holders of Bonds with at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by us or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

So long as the Bonds are listed on the Luxembourg Stock Exchange and the laws and regulations of the Luxembourg Stock Exchange so require, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.

Governing Law

The Bonds and the Fiscal Agency Agreement will be governed by, and construed in accordance with, the laws of the Province of New Brunswick and the federal laws of Canada applicable in the Province of New Brunswick.

Notices

All notices will be published in English in The Wall Street Journal in New York and The Globe and Mail in Toronto. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as we shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

There may, so long as any Global Bonds representing the Bonds are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) or such websites the delivery of the relevant notice to DTC for communication by it to the holders of interests in the Bonds and, in addition, for so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, such notice will be published on the website of the Luxembourg Stock Exchange and/or in a daily newspaper of general circulation in the place or places required by those rules and regulations. Any such notice shall be deemed to have been given to the holders of interests in such Bonds on the day after the day on which such notice was given to DTC.

Prescription

Our obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within the lesser of six years, or the period prescribed by law, after the date on which such interest becomes due and payable. Our obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within the lesser of six years, or the period prescribed by law, after the date on which such principal becomes due and payable.

No Obligation to Maintain Listing

If the Province determines that it is unduly onerous to maintain the listing of the Bonds on the Luxembourg Stock Exchange, then the Province may delist the Bonds from the Luxembourg Stock Exchange. If the listing of the Bonds is so terminated, prior to such termination the Province will use its best efforts to seek an alternative admission to listing, trading and/or quotation of such Bonds by another listing authority, securities exchange and/or quotation service, reasonably acceptable to the underwriters, provided that the Province is not required to seek an alternative admission to, listing, trading and/or quotation of the Bonds on any such authority or service where it would be, as determined by the Province, impractical or unduly burdensome to do so.

CLEARING AND SETTLEMENT

Links have been established among DTC, CDS, Clearstream and Euroclear to facilitate the initial issuance of the Bonds and cross-market transfers of the Bonds associated with secondary market trading. DTC will be directly linked to CDS, and linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. Depositaries.

The Clearing Systems

The clearing systems have advised us as follows:

DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, the National Securities Clearing Corporation and Fixed Income Clearing Corporation; all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “DTC Participants”). The DTC rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC’s records. The ownership interest of each actual purchaser of each Bond (a “beneficial owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an “omnibus proxy” to the Province as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the Bonds will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Province or the applicable Registrar, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Registrar or the Province, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Province or the Registrar, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Province or the Registrar. Under such circumstances, in the event that a successor securities depository is not obtained, Bonds in definitive form are required to be printed and delivered to each holder.

The Province may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bonds in definitive form will be printed and delivered to each holder.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Province believes to be reliable, but is subject to any changes to the arrangements between the Province and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

CDS.  CDS is Canada’s national securities depository clearing and settlement services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies and may include the underwriters and/or certain of their affiliates. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Transfers of ownership and other interests, including cash distributions, in Bonds in CDS may only be processed through CDS Participants and will be completed in accordance with existing CDS rules and procedures.

Clearstream.  Clearstream Banking, S.A. (“Clearstream”) holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers (“Clearstream Participants”) through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in many countries through established depository and custodial relationships.

Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank SA/NV (“Euroclear”) as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions of interest and principal with respect to Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear.  Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between participants (“Euroclear Participants”) as defined in the Terms and Conditions Governing Use of Euroclear as amended from time to time (the “Terms and Conditions”) and between Euroclear Participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations.

Non-participants in the Euroclear System may hold and transfer book-entry interests in securities through accounts with a Euroclear Participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions of interest and principal with respect to Bonds held beneficially through Euroclear will be credited to cash accounts of Euroclear Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the Bonds will be made in immediately available funds.

Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between CDS Participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading between Clearstream

Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Transfers Between DTC and CDS, Clearstream or Euroclear. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CDS Participants, Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. Depositary. However, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC directly (in the case of CDS) or through its U.S. Depositary (in the case of Clearstream or Euroclear) to take action to effect final settlement on its behalf by delivering or receiving Bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CDS Participants, Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC or the respective U.S. Depositary of Clearstream or Euroclear.

Because of time-zone differences, credits of Bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be generally available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers Between Clearstream, Euroclear and CDS.  Cross-market transfers between Clearstream Participants, Euroclear Participants and CDS Participants will be effected in DTC.

When Bonds are to be transferred from the account of a CDS Participant to the account of a Clearstream Participant or Euroclear Participant, the CDS Participant will transmit instructions to CDS on settlement date. The Clearstream Participant or Euroclear Participant will transmit instructions to Clearstream or Euroclear at least one business day prior to settlement date. One business day prior to settlement date Clearstream, and on settlement date Euroclear, will transmit trade instructions to its respective U.S. Depositary. The beneficial interests in the Bonds and payments for such beneficial interests will be transferred in DTC by CDS and the respective U.S. Depositaries for Clearstream and Euroclear.

Although DTC, CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Bonds among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

Canadian Taxation

Please refer to the statements under “Description of Debt Securities — Canadian Income Tax Considerations” in the Base Prospectus for a summary of the material Canadian federal income tax considerations, generally applicable to a holder of Bonds acquired pursuant to this Prospectus Supplement who, for the purposes of the Income Tax Act (Canada), is a Non-resident Holder (as defined in the Base Prospectus). A Non-resident Holder will not be subject to tax (including withholding tax) under the Income Tax Act (Canada) on interest on the Bonds.

United States Taxation

Please refer to the statements under “Description of Debt Securities — United States Income Tax Considerations” in the Base Prospectus for a summary of the material United States federal income tax considerations regarding the purchase, ownership and disposition of the Bonds to U.S. Holders (as defined in the Base Prospectus) who are initial purchasers of Bonds purchasing Bonds at the price set forth on the cover page of this Prospectus Supplement.

The Proposed European Financial Transactions Tax

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).  However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in Bonds where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate.

Prospective holders of Bonds are advised to seek their own professional advice in relation to the FTT.

United Kingdom Taxation

The statements under “Description of Debt Securities — United Kingdom Taxation” in the Base Prospectus will only be applicable in the event that the Bonds are admitted to the Official List of the United Kingdom Listing Authority and admitted to trading on the London Stock Exchange plc’s Regulated Market.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated December 5, 2017, each of the underwriters named below, for whom BMO Capital Markets Corp., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amount of Bonds set forth opposite its name below.

Underwriter	Principal Amount
BMO Capital Markets Corp.	US$	110,000,000
RBC Capital Markets, LLC		110,000,000
Scotia Capital (USA) Inc.		110,000,000
TD Securities (USA) LLC		110,000,000
CIBC World Markets Corp.		20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		20,000,000
National Bank of Canada Financial Inc.		20,000,000
Total	US$	500,000,000

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the Bonds, if any are taken. We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the Luxembourg Stock Exchange as soon as possible after the closing of the issue. We cannot guarantee that the listing will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

The underwriters have advised the Province that they propose initially to offer the Bonds directly to the public at the offering price set forth on the cover page of this Prospectus Supplement. After the Bonds are released for sale to the public, the offering price terms may be changed.

There is no application period. Prospective investors may subscribe for Bonds in accordance with the arrangements existing between the underwriters and their customers relating to the subscription of global bonds generally.

There is no set timetable for the offering. Generally, sales representing the entire aggregate principal amount of the offering are confirmed by the underwriters shortly after the initial pricing terms are settled.

Investors commit to purchasing the Bonds when sales are confirmed by the underwriters. No investor in the Bonds is required to pay in advance of delivery an amount that may be in excess of the total price for the Bonds purchased.

The underwriters will allot Bonds to prospective investors and notification of the allotment will be made in accordance with the arrangements existing between the underwriters and their customers relating to the allotment of global bonds generally. The Bonds are generally freed to trade shortly after the initial pricing terms are settled and notification of allotment is made.

The Bonds are offered for sale in the United States, Canada, and those jurisdictions in Europe and Asia where it is legal to make such offers.

Purchasers may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover page of this Prospectus Supplement.

We expect that delivery of the Bonds will be made against payment therefor on or about December 12, 2017, which is five business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next two succeeding business days should consult their own advisors.

The Bonds are a new issue of securities with no established trading market. The Province has been advised by the underwriters that the underwriters intend to make a market in the Bonds, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the Bonds.

In connection with the issue of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules.

The Province has agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We estimate that we will pay approximately US$223,450 for expenses associated with the offering of the Bonds.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, the underwriters have advised us that they or their affiliates might engage in the activities described in this paragraph, and that such activities could, and likely would, be undertaken by the underwriters or their affiliates without our being informed and without our consent or approval. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade securities and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or any of their affiliates have a lending relationship with us, those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters have agreed that they will not offer, sell or deliver any of the Bonds, directly or indirectly, or distribute this Prospectus Supplement or Base Prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best of their knowledge, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Bonds which are the subject of the offering contemplated by this Prospectus Supplement to the public in that Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Bonds to the public in that Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Province for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Bonds shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Bonds to the public” in relation to any Bonds in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State.

Notice to Prospective Investors in the United Kingdom

Each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each of the underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has undertaken that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Singapore

This Prospectus Supplement and the accompanying Basic Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement, the accompanying Basic Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1A) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

LEGAL MATTERS

The legality of the Bonds will be passed upon on our behalf by Stewart McKelvey and on behalf of the underwriters by Cox & Palmer, New Brunswick counsel for the underwriters. Certain matters of United States law in connection with the offering of the Bonds will be passed upon on our behalf by Davis Polk & Wardwell LLP, New York, New York and on behalf of the underwriters by Mayer Brown LLP, New York, New York.

The statements in this Prospectus Supplement under “Taxation — Canadian Taxation” and in the Base Prospectus under “Description of Debt Securities — Canadian Income Tax Considerations” are set forth herein in reliance upon the opinion of Stewart McKelvey, and the statements in this Prospectus Supplement under “Taxation — United States Taxation” and in the Base Prospectus under “Description of Debt Securities — United

States Federal Income Tax Considerations” are set forth therein in reliance upon the opinion of Davis Polk & Wardwell LLP, our United States counsel.

AUTHORIZED AGENT

Our authorized agent in the United States is Cogency Global Inc.

GENERAL INFORMATION

We have undertaken to the underwriters to use all reasonable efforts to have the Bonds listed on the Euro MTF Market as soon as possible after the closing of the issue. We cannot guarantee that the listing will be approved, and settlement of the Bonds is not conditional on obtaining the listing.

The Bonds will be accepted for clearance through DTC, CDS, Clearstream and Euroclear. The Common Code for the Bonds is 173450630, the ISIN number for the Bonds is US642869AK70 and the CUSIP number for the Bonds is 642869 AK7.

The issue and sale of the Bonds was authorized by Orders of the Lieutenant-Governor in Council of New Brunswick dated February 16, 2017, April 12, 2017 and June 19, 2017, the Provincial Loans Act (New Brunswick) and the Loan Act 2017 (New Brunswick).

Except as disclosed in this Prospectus Supplement or in the Base Prospectus (including the documents incorporated by reference herein), there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Province is aware), during a period covering the 12 months preceding the date of this Prospectus Supplement which may have, or have had in the recent past, significant effects on the Province’s financial position.

The Province is involved in various legal proceedings arising from government activities. Amounts totaling $27.9 million ($28.7 million in 2016) have been accrued as of March 31, 2017, which represents the Province’s best estimate of the likely losses due to legal actions. The Province is also involved in various legal actions that, although significant, do not have reasonably foreseeable outcomes at this time and are expected to be years away from resolution. These actions include claims by or on behalf of pensioners and government employees challenging the Province’s pension reform legislation, as well as First Nations seeking Aboriginal title to land areas of the Province alleged to be traditional territory fulfilling the varied legal criteria for title claims. The Province is also defending Aboriginal litigation where infringement of Aboriginal and Treaty rights is alleged in the context of the Province’s duty to consult with First Nations wherever the Province contemplates a natural resource activity that has the potential to infringe those rights.

New Brunswick issues debt that requires the payment of principal at the maturity of the bond rather than repaying a portion of principal each year. The Province maintains a sinking fund to provide a mechanism for the orderly retirement of long-term Provincial debt. To comply with the Provincial Loans Act, the Province must contribute annually a minimum of 1% of the principal amount outstanding.

The documents incorporated by reference in this Prospectus Supplement or the Base Prospectus are available from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, and from the office of the Province.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a paying and transfer agent in Luxembourg.

ISSUER

Province of New Brunswick

Department of Finance

Attention: Assistant Deputy Minister, Treasury Division

675 King Street

4th Floor, Chancery Place

P.O. Box 6000

Fredericton, New Brunswick

Canada E3B 5H1

UNDERWRITERS

BMO Capital Markets Corp. 3 Times Square New York, New York 10036 U.S.A.		RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, New York 10281 U.S.A.

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281 U.S.A.		TD Securities (USA) LLC 31 W. 52nd Street, 2nd Floor New York, New York 10019 U.S.A.

CIBC World Markets Corp. 300 Madison Avenue, 5th Floor New York, New York 10017 U.S.A.		Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 U.S.A.

National Bank Financial Inc. Exchange Tower, 130 King Street West, 4th Floor Podium Toronto, Ontario M5X 1J9 Canada

REGISTRAR, FISCAL AGENT, TRANSFER AGENT,
PRINCIPAL PAYING AGENT AND DTC CUSTODIAN

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

U.S.A.

LEGAL ADVISORS

to the Issuer	to the Underwriters

as to Canadian law	as to New Brunswick law
Stewart McKelvey	Cox & Palmer
Suite 601, Blue Cross Centre	Suite 300, TD Tower
644 Main Street	77 Westmorland Street
Moncton, New Brunswick E1C 9N4	Fredericton, New Brunswick E3B 6Z3
Canada	Canada

as to U.S. law	as to U.S. law
Davis Polk & Wardwell LLP	Mayer Brown LLP
450 Lexington Avenue	1221 Avenue of the Americas
New York, New York 10017	New York, New York 10020
U.S.A.	U.S.A.

Prospectus

Province of New Brunswick

(Canada)

US$1,633,250,000

Debt Securities

We may, from time to time, offer up to US$1,633,250,000 aggregate principal amount of debt securities, consisting of any combination of debentures, notes and bonds, or the equivalent in other currencies (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed US$1,633,250,000). We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the related prospectus supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2012

The prospectus supplement that relates to your debt securities may update or supersede any of the information in this prospectus.

The words “the Province”, “we”, “our”, “ours” and “us” refer to the Province of New Brunswick.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we have filed with the Securities and Exchange Commission (the “SEC”), under a “shelf” registration process. Under this shelf process, we may offer, from time to time, the debt securities described in this prospectus in one or more offerings for a total aggregate principal amount of up to US$1,633,250,000 (plus such additional principal amount as may be necessary such that, if the debt securities are issued at an original issue discount, the aggregate initial offering price will not exceed US$1,633,250,000). This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information this prospectus contains. Before you invest, you should carefully read this prospectus and any prospectus supplement together with the additional information contained in the documents we refer to under the heading “Where You Can Find More Information” below.

References in this prospectus to “Cdn$” are to lawful money of Canada and “US$” are to lawful money of the United States of America. The noon exchange rate between the U.S. dollar and the Canadian dollar published by the Bank of Canada on May 30, 2012 was approximately Cdn$1.00 = US$0.9722.

WHERE YOU CAN FIND MORE INFORMATION

The Province files annual reports, amendments to annual reports and other information with the SEC on a voluntary basis. These reports and amendments include certain financial, statistical and other information about the Province, and may be accompanied by exhibits. You may read and copy any document the Province files with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Information filed by the Province is also available from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym EDGAR, as well as from commercial document retrieval services.

The SEC allows us to “incorporate by reference” into this prospectus information the Province files with the SEC, which means we can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 18-K (File No. 033-34344) for the year ended March 31, 2011; and

•	all amendments to our Annual Report on Form 18-K (File No. 033-34344) for the year ended March 31, 2011 filed prior to the date of this prospectus.

The Province also incorporates by reference all future annual reports and amendments to annual reports, and any other information the Province files with the SEC pursuant to Sections 13(a) and 13(c) of the Securities Exchange Act of 1934, as amended, until it sells all of the debt securities authorized to be offered by this Prospectus. Each time the Province files a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You may request a free copy of the annual report, amendments to the annual report and other information mentioned above by writing or calling the Province at the following address:

Province of New Brunswick

Department of Finance

Treasury Division

670 King Street, Room 376

Fredericton, New Brunswick, Canada E3B 5H1

Attention: Assistant Deputy Minister, Treasury Division

Telephone: (506) 453-2515

We have not authorized anyone to provide any information other than that incorporated by reference or contained in this prospectus or any prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these debt securities in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of those documents. Accordingly, we urge you to review each document we subsequently file with the SEC and incorporate by reference as described above for updated information.

FORWARD-LOOKING STATEMENTS

The following documents relating to the Province’s debt securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement; and

•	the documents incorporated by reference into this prospectus and any prospectus supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Province’s beliefs and expectations. These statements are based on current plans, estimates and projections and are subject to risks, uncertainties and assumptions that could cause the Province’s actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause the Province’s results to differ materially from those expressed in the forward-looking statements. The forward-looking statements speak only as of the date they are made and the Province undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law.

PROVINCE OF NEW BRUNSWICK

The Province of New Brunswick is located on the eastern seaboard of Canada and has a total area of 28,355 square miles of which about 12,877 square miles is Crown land owned by the Province. The St. John River flows for a distance of over 300 miles through the Province to its mouth on the Bay of Fundy. The Province’s population is concentrated principally in the valleys of the St. John and other rivers.

A large part of New Brunswick is covered by forests, which constitute a major natural resource. Other natural resources include fish and shellfish, farmland and base metals, coal, potash, limestone and other minerals. The location of the Province provides the advantage of cost-effective water transportation for its products to export markets in the eastern United States, Great Britain and Western Europe. Saint John, New Brunswick’s largest city, located at the mouth of the St. John River on the Bay of Fundy, is home to one of North America’s largest oil refineries and is one of the two principal seaports in eastern Canada that remain open throughout the year. Consequently, some Canadian shipping, which would otherwise pass through the St. Lawrence River, is diverted to the Saint John port during the winter months.

According to Statistics Canada, the population of the Province on July 1, 2011 was estimated at 751,171. The three largest urban areas of New Brunswick and their respective populations based on the most recent estimates are Saint John (127,761), Moncton (138,644) and Fredericton (94,268), the capital of the province.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds to the Province from the sale of the debt securities will be added to the Consolidated Fund of the Province to be used for general Provincial purposes and may be advanced to, or applied to the purchase of securities issued by, New Brunswick Electric Finance Corporation.

DESCRIPTION OF DEBT SECURITIES

The Province may issue debt securities in distinct series at various times. This section summarizes the terms of the debt securities that are common to all series. The particular terms and provisions of a series of debt securities, and how the general terms and provisions described below may apply to that series, will be described in a supplement to this prospectus.

If the terms described in the prospectus supplement that relates to your series differ from the terms described in this prospectus, you should rely on the terms described in the prospectus supplement. The prospectus supplement that relates to your debt securities may update or supersede any of the information in this section.

General

The debt securities will be issued under the authority of the Provincial Loans Act and Orders of the Lieutenant-Governor in Council and of the Minister of Finance of the Province and, where required, under a loan act or the Electricity Act. The debt securities will be our direct unsecured obligations and among themselves will rank pari passu and be payable without preference or priority. The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness and obligations from time to time outstanding. Payments of principal and interest on the debt securities will be a charge on and payable out of the Consolidated Fund of the Province.

The prospectus supplement that relates to your debt securities will specify the following terms:

•	the price and aggregate principal amount of the debt securities;

•	the title of the debt securities;

•	the stated maturity date of the debt securities, which is the date on which the Province must repay the principal amount of the debt securities;

•	the interest rate which the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

•	the issue date and the date from which interest will accrue, the dates on which the Province must pay interest, and the record dates for payment of interest;

•	where and how the Province will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed or repaid before maturity;

•	whether and in what circumstances the debt securities may be convertible into debt securities of a different series or other indebtedness of the Province;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•

whether the debt securities will be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issue is below market rates) to be sold at a substantial discount below their stated principal amount;

•	whether the debt securities will be issued with original issue discount for U.S. federal income tax purposes;

•	any foreign currency in which the Province may denominate or pay interest or principal on the debt securities;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security will be exchangeable for definitive (physical) securities;

•	the exchange or exchanges, if any, on which application for listing of the debt securities may be made; and

•	any other material terms of the debt securities.

If applicable, the prospectus supplement will also describe any material United States or Canadian federal income tax considerations applicable to the debt securities other than those described in this prospectus.

Prescription

The debt securities will become void unless presented for payment within a period of the lesser of six years, or the period prescribed by law, from the date on which payment in respect of such debt securities become due and payable or if the full amount of the moneys payable on such date in respect of the debt securities has not been received by the fiscal agent on or prior to such date, the date on which notice is duly given to the holders of the debt securities that such moneys have been so received.

Sinking Fund

Sinking fund payments of not less than one percent of the then outstanding principal amount of any series of debt securities (calculated as provided in the Provincial Loans Act) are required to be made on or before the anniversary date of each issue. Sinking fund payments are to be retained and invested for use by the Province to pay at maturity the related series of debt securities or other sinking fund debt of the Province or to redeem in advance of maturity sinking fund debt of the Province. Sinking fund investments are made according to the terms set out in the Provincial Loans Act.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in minimum aggregate principal amounts of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, or as described in the prospectus supplement.

The Province may, but is not required to, appoint a fiscal agent or agents to act on its behalf in connection with the debt securities. If appointed, the duties of the fiscal agent for any series of debt securities will be governed by a fiscal agency agreement for that particular series. The Province may appoint different fiscal agents for different series of debt securities and may vary or terminate the appointment of any fiscal agent at any time. The Province may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent. The fiscal agent, if any, will be the agent of the Province, will not be trustee for the holders of debt securities and will not have the same responsibilities or duties to act for such holders as would a trustee.

Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

If debt securities are issued in definitive registered form, you may exchange debt securities registered in your name for other authorized denominations of the same series of equal aggregate principal amount. You may arrange to exchange or transfer debt securities registered in your name at the office of the fiscal agent or other person identified in the prospectus supplement. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made after the fiscal agent or other person authorized by the Province is satisfied with your evidence of title.

Registered Global Securities

The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by one or more fully registered global debt securities. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of a depositary or its nominee identified in the prospectus supplement, and will be deposited with the depositary, its nominee or a custodian (the “depositary”). The specific terms of the depositary arrangement in respect of registered global securities will be described in the prospectus supplement relating to the global securities. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the depositary. The debt securities represented by a global security may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any investor wishing to beneficially own a debt security represented by a global security must do so indirectly through brokers, banks or other financial institutions who are participants in the depositary.

Special Investor Considerations for Global Securities

Our obligations, as well as the obligations of the fiscal agent and those of any agents retained by us or the fiscal agent, are owed only to persons who are registered as holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to these types of arrangements.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot get debt securities registered in its own name;

•	the investor cannot receive physical certificates for its interest in the debt securities;

•	the investor must look to its own bank, brokerage firm or financial institution for payments on the debt securities and protection of its legal rights relating to the debt securities;

•

the investor may not be able to sell or pledge interests in the debt securities to some insurance companies and other institutions that are required by law to hold the physical certificates of debt securities that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security;

•	the Province and the fiscal agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security;

•	the Province and the fiscal agent do not supervise or review the records of the depositary in any way; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When the Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, an investor may choose whether to hold debt securities directly in its own name or indirectly through an account at its bank, brokerage firm or financial institution. Investors must consult their own banks or brokers to find out how to have their beneficial interests in debt securities transferred into their own names, so that they will be direct registered holders.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary (unless a replacement depositary is named); and

•	when and if we decide to terminate a global security.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not the Province or the fiscal agent) is responsible for deciding the names of the institutions that will be the registered holders after the exchange and also for advising the Province and the fiscal agent what the names will be.

Payment of Interest and Principal

On every interest payment date specified in the prospectus supplement, the Province will pay the interest due on a debt security to the person in whose name the debt security is registered at the close of business on the related “record date”. The record date will be specified in the prospectus supplement.

We, our registrar and any of our paying agents appointed through a fiscal agency agreement shall treat the registered holders of the debt securities as the absolute owners thereof for all purposes whatsoever and all payments to or on the order of the registered holders shall be valid and shall discharge our liability and that of the registrar and any paying agent of the debt securities to the extent of the sum or sums so paid.

Unless otherwise specified in the prospectus supplement relating to the debt securities, the Province will make all payments of principal and interest on the debt securities available to the fiscal agent, if any, on the designated dates in immediately available funds. The fiscal agent, if any, will in turn make payments to the registered holders of the debt securities (or, in the case of a global security, to the depositary) as soon as possible. Any payments of principal and interest on the debt securities are subject to local laws and regulations, including any applicable withholding or other taxes.

Canadian Income Tax Considerations

The following summary of Canadian income tax considerations relevant to the debt securities is general in nature only and does not constitute legal or tax advice to you or any prospective investor in the debt securities. You should consult with your own tax advisor before investing in the debt securities.

The following summary fairly describes the principal Canadian federal income tax consequences generally applicable to a beneficial owner of debt securities who for purposes of the Income Tax Act (Canada) (the “Act”) is not resident and is not deemed to be resident in Canada and who does not use or hold and is not deemed to use or hold the debt securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”). This summary is based on the provisions of the Act, the regulations thereunder in force on the date hereof and the current administrative and assessing practices and policies published by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action. This summary does not address provincial, territorial or foreign income tax considerations. No assurances can be given that changes in the law or administrative practices or future court decisions will not affect the tax treatment of a Non-resident Holder.

This summary is of a general nature only, does not include all Canadian federal income tax considerations and is not intended to be, nor should it be considered to be, legal or tax advice to any particular beneficial owner and no representation with respect to the consequences to any particular Non-resident Holder is made. Therefore, you should consult your own tax advisors for advice regarding your particular circumstances.

Under the Act, the Province is not required to withhold tax from interest (including amounts on account of or in lieu of payment of, or in satisfaction of, such interest) or principal paid or credited or deemed to be paid or credited by the Province on debt securities to a Non-resident Holder except where all or any portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends payable on any class of shares of the capital stock of a corporation and the debt security is not a prescribed obligation for purposes of paragraph 212(1)(b) of the Act. A “prescribed obligation” for these purposes is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof is contingent or dependent upon the use of, or production from, property in Canada or is computed by reference to any of the criteria described in the previous sentence, other than the purchasing power of money. The applicability of the foregoing exceptions to a particular issue of debt securities will be dealt with as necessary in the prospectus supplement relating to the issue of the debt securities.

In the event that a debt security is redeemed, cancelled, repurchased or purchased by the Province or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases the price for which the debt security was assigned or transferred by a resident in Canada to the Non-resident Holder, the difference between the price for which the debt security is redeemed, cancelled, repurchased or purchased or otherwise assigned or transferred and the issue (or such other) price may, in certain circumstances, be deemed to be interest and may be subject to Canadian non-resident withholding tax if the debt security is not an excluded obligation within the meaning of subsection 214(8) and such interest is not otherwise exempt from Canadian non-resident withholding tax. A debt security will be an “excluded obligation” if interest in respect of such debt security is exempt from Canadian non-resident withholding tax because such debt security is described in the previous paragraph.

Generally, no other tax on income or capital gains is payable in respect of debt securities or the interest thereon by Non-resident Holders.

United States Income Tax Considerations

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of U.S. dollar denominated debt securities to U.S. Holders (as defined below) that acquire debt securities at original issuance at their “issue price” and hold such debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is limited to debt securities whose “stated redemption price at maturity” does not, within the meaning of section 1273 of the Code, exceed their “issue price” by more than a de minimis amount. Tax consequences of debt securities with different terms will be addressed in the prospectus supplement. This summary is based on the Code, existing and proposed Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code and those regulations (all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect).

This summary does not discuss all of the tax consequences that may be relevant to prospective purchasers in light of their particular circumstances or to prospective purchasers subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons who will hold debt securities as part of a hedging transaction, “straddle,” conversion transaction, or other integrated transaction, persons who use or are required to use mark-to-market accounting, persons who are subject to the alternative minimum tax, certain former citizens or residents of the United States, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. You should consult with your own tax advisors about the application of United States federal income tax law to your particular situation as well as any tax consequences arising under the federal estate and gift tax laws and the tax laws of any state, local or foreign jurisdiction.

For purposes of this summary, you are a U.S. Holder if, for United States federal income tax purposes, you are a beneficial owner of a debt security and either:

•	You are a citizen of the United States or a resident of the United States who is a natural person;

•

You are a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	You are an estate, and your income is subject to United States federal income taxation regardless of its source; or

•

You are a trust, and (i) both a United States court is able to exercise primary supervision over your administration, and one or more United States persons have the authority to control all of your substantial decisions, or (ii) you have a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds a debt security, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding a debt security should consult their tax advisor.

Interest

In general, you will be required to include payments of stated interest on the debt securities in your gross income as ordinary income at the time the interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes. This interest will be foreign source income for foreign tax credit purposes and generally will be “passive category” income, but could, in certain circumstances, be “general category” income.

Sale, Exchange, or Retirement

Upon the sale, exchange or retirement of a debt security, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amounts attributable to accrued but unpaid interest, which, unless you have previously included the interest in income, will be taxable to you as such) and your adjusted tax basis in the debt security. Your adjusted basis in a debt security generally will be the amount you paid to purchase the debt security. Your gain or loss will generally be a long-term capital gain or loss if you have held the debt security for more than one year. Non-corporate U.S. Holders, including individuals, generally are eligible for a reduced rate of taxation on long-term capital gain. The deduction of capital losses is subject to limitations under the Code. Your gain or loss generally will be U.S. source for foreign tax credit purposes.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Backup Withholding and Information Reporting

Certain “backup” withholding and information reporting requirements may apply to payments on the debt securities and to proceeds of the sale of the debt securities. The Province, its agent, a broker, the relevant trustee or any paying agent, as the case may be, may withhold amounts from any of these payments to you if you do not furnish your taxpayer identification number (social security number or employer identification number), if you do not certify that you are not subject to backup withholding, or if you otherwise do not comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) generally are not subject to the foregoing backup withholding and information reporting requirements.

Any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your United States federal income tax provided that the required information is furnished to the Internal Revenue Service by the date required.

Certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the debt securities) are required to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of these requirements on their ownership and disposition of the debt securities.

The above summary does not discuss all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances and income tax situation. You should consult with your own tax advisor as to the specific tax consequences that would result from your ownership and disposition of the debt securities, including the application and effect of state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

United Kingdom Taxation

The summary below is of a general nature and applies only to persons who are the absolute beneficial owners of the debt securities and is a summary of the Province’s understanding of current law and published HM Revenue & Customs (“HMRC”) practice in the United Kingdom (in each case as at the date of this prospectus) relating only to the (i) UK withholding tax treatment of payments of interest in respect of the debt securities and certain related matters and (ii) UK stamp duty and stamp duty reserve tax (“SDRT”) consequences of a transfer of, or an agreement to transfer, the debt securities. It is not intended to be exhaustive. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the debt securities. Some aspects do not apply to certain classes of person (such as dealers and persons connected with the Province) to whom special rules apply. Holders of the debt securities (or prospective holders of the debt securities) who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

Interest on the debt securities

No withholding or deduction for or on account of UK income tax should be required to be made from payments of interest on the debt securities.

Holders of the debt securities who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the relevant payments)

from any person in the United Kingdom who either pays certain amounts in respect of the debt securities to, or receives certain amounts in respect of the debt securities for the benefit of, an individual holder of debt securities. Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.

UK stamp duty and SDRT

No UK stamp duty or SDRT is payable on the issue of the debt securities, or on a transfer of, or an agreement to transfer, the debt securities.

European Union Directive on the Taxation of Savings Income

Under Council Directive 2003/48/EC on the taxation of savings income (the “Directive”), each member state of the European Union (each, a “Member State”) is required to provide to the tax or other relevant authorities of other Member States details of payments of interest and other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in, or certain other types of entity established in, another Member State, except that Austria and Luxembourg have instead opted to impose a withholding system in relation to such payments (deducting tax at a rate of 35%) for a transitional period unless during that period they elect otherwise. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange the information relating to such payments. A number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (either provision of information or transitional withholding).

The European Commission has published proposals for amendments to the Directive which, if implemented, would amend and broaden the scope of the requirements set out above.

Enforceability and Governing Law

We have not agreed to waive any immunity from the jurisdiction of the courts of the United States nor have we appointed an agent in the United States upon which process may be served. As a result, you may not be able to sue us in a United States court or enforce a judgment against us if granted by a United States court.

However, as we have no immunity from the jurisdiction of the New Brunswick courts, you may bring proceedings against us in the New Brunswick courts for matters arising under the debt securities. You may do so whether or not you are a resident of New Brunswick or a citizen of Canada and without any need to obtain the consent of any public official or authority. A lawsuit against us in a New Brunswick court will be governed by the Proceedings Against the Crown Act, which, for example, makes the remedies of specific performance and injunctions unavailable against us. The Proceedings Against the Crown Act provides that at least 60 days before the commencement of an action against New Brunswick, notice of the claim must be served on the Attorney General of the Province.

Although any order obtained in an action brought in the courts of New Brunswick against the Province may not be enforced by execution or attachment or process in the nature thereof, the Proceedings Against the Crown Act further provides that the Minister of Finance shall pay out of the Consolidated Fund the amount payable by the Crown under an order of a court that is final and not subject to appeal or under a settlement of a proceeding in court.

Further, in the absence of a waiver of immunity by the Province, it would be possible to obtain a United States judgment in an action against the Province only if a court were to determine that the United States Foreign Sovereign Immunity Act of 1976 (the “Foreign Sovereign Immunity Act”) precludes the granting of sovereign immunity.

However, even if a United States judgment could be obtained in any such action under the Foreign Sovereign Immunity Act, it may not be possible to obtain in Canada a judgment based on such a United States judgment. Moreover, execution upon property of the Province located in the United States to enforce a judgment obtained under the Foreign Sovereign Immunity Act may not be possible except under limited specified circumstances.

Unless otherwise provided in the applicable prospectus supplement, the debt securities and the fiscal agency agreement, if any, will be governed by the laws of New Brunswick and the laws of Canada applicable in New Brunswick.

PLAN OF DISTRIBUTION

The Province may sell debt securities to the public:

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

The prospectus supplement with respect to each series of debt securities will set forth the terms of the offering of that series of debt securities, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the debt securities, the proceeds to the Province from the sale of the debt securities, any underwriting discounts and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

We may distribute debt securities from time to time in one or more transactions:

•	at a fixed price or prices, which may change;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at prices to be negotiated with purchasers.

Debt securities may be sold through agents designated by us. The agents will solicit offers by institutions to purchase the offered debt securities directly from the Province, pursuant to contracts providing for payment and delivery on a future date. The applicable prospectus supplement will set forth the commission we will pay to the agents and any conditions to the contracts. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment and will not be acquiring such debt securities for its own account. The applicable prospectus supplement will also set forth whether underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased.

In connection with the sale of debt securities, the Province, or purchasers of debt securities for whom the underwriters may act as agents, may compensate the underwriters in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters and any discount or commissions received by them from the Province, and any profit on the resale of debt securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement will identify any underwriters with respect to the debt securities.

We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

DEBT RECORD

The Province has never defaulted on any of its direct or guaranteed debt obligations. Payments have been made when due, subject during wartime to any applicable laws and regulations forbidding such payments.

AUTHORIZED AGENT

The authorized agent of the Province in the United States is Don Wilson, Consul at the Consulate General of Canada, 1251 Avenue of the Americas, New York, New York 10020.

EXPERTS AND PUBLIC OFFICIAL DOCUMENTS

Information included or incorporated by reference in this prospectus, which is designated as being taken from a publication of the Province of New Brunswick or Canada, or any agency or instrumentality of either, is included or incorporated herein upon the authority of such publication as a public official document.

All financial and statistical information of the Province included or incorporated by reference in this prospectus has been taken or derived from records and publications of the Province, and is included in this prospectus on the authority of Leonard Lee-White, Assistant Deputy Minister, Treasury Division, Department of Finance.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the legality of each series of debt securities offered by this prospectus, and certain other matters of Canadian and New Brunswick law, will be passed upon by the Deputy Attorney General of the Province of New Brunswick, the Acting Deputy Attorney General of the Province of New Brunswick, the Assistant Deputy Attorney General Legal Services of the Province of New Brunswick or the Acting Assistant Deputy Attorney General Legal Services of the Province of New Brunswick.

Certain matters of United States law in connection with the offering of the debt securities will be passed upon by Shearman & Sterling LLP, United States counsel to the Province.

US$500,000,000

Province of New Brunswick

(Canada)

     2.500% Bonds due December 12, 2022

PROSPECTUS SUPPLEMENT

BMO Capital Markets

RBC Capital Markets

Scotiabank

TD Securities

BofA Merrill Lynch

CIBC Capital Markets

National Bank of Canada Financial Markets